EXHIBIT 1.3

                                                                Filed 10/18/2000
                                                                Idaho Secretary
                                                                of State

                               ARTICLES OF MERGER

                                       OF

                            FLEXEMESSAGING.COM, INC.
                              AN IDAHO CORPORATION

                                       AND

                         FLEXEMESSAGING ACQUISITION LTD.
                             A BERMUDAN CORPORATION


To the Secretary of State
State of Idaho

         Pursuant to the provisions of Section 30-1-1107 of the Idaho Business Corporation Act, the domestic corporation and the foreign corporation herein named do hereby submit the following Articles of Merger.

         FIRST: Annexed hereto and made a part hereof is the Plan and Agreement of Merger for merging and or amalgamating, as the case may be, Flexemessaging.com, Inc., a corporation organized and existing under the laws of the State of Idaho ("Flexe"), with and into Flexemessaging Acquisition Ltd., a corporation organized and existing under the laws of Bermuda ("Flexe Acquisition"). The said Plan and Agreement of Merger has been approved and adopted by the Board of Directors and sole shareholder of Flexe on September 25, 2001 and by the Board of Directors and sole shareholder of Flexe Acquisition on September 25, 2001.

         SECOND: The said Plan and Agreement of Merger was submitted to the sole stockholder of Flexe by its Board of Directors pursuant to the provisions of
Section 30-1-1105 of the Idaho Business Corporation Act, and the manner of approval thereof by said stockholder was as follows:

         (i). The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan and Agreement of Merger are as follows:

                  (a)      Designation of class:  Common Stock.

                  (b)      Number of outstanding shares of class: 10,200,000.

                  (c) Number of votes of class entitled to be cast on the Plan and Agreement of Merger: 10,200,000.

         THIRD: The total number of votes cast for and against the merger and/or

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amalgamation herein provided for by each class entitled to vote on the said Plan and Agreement of Merger is as follows:

                  (a)      Designation of class: Common Stock.

                  (b) Number of votes of class cast for Plan and Agreement of Merger: 10,200,000.

                  (c) Number of votes of class cast against Plan and Agreement of Merger: 0.

         FOURTH: The said number of votes cast for the Plan and Agreement of Merger was sufficient for the approval thereof by the said class.

         FIFTH: The merger and/or amalgamation of Flexe with and into Flexe Acquisition is permitted by the laws of the jurisdiction of organization of Flexe Acquisition and has been authorized in compliance with said laws.

         SIXTH: The effective time and date of this merger/amalgamation herein provided for in the State of Idaho shall be on the date of filing.


Executed on this 25th day of September, 2001.


                                                 FLEXEMESSAGING.COM, INC.,
                                                 an Idaho corporation

                                                 /s/ N R Bird
                                                 ----------------------------
                                                 Name:   N R Bird
                                                 Title:  President


Executed on this 25th day of September, 2001.


                                                 FLEXEMESSAGING ACQUISITION LTD,
                                                 a Bermuda corporation


                                                 /s/ Frank Favretto
                                                 ----------------------------
                                                 Name:   Frank Favretto
                                                 Title:  Director


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                          PLAN AND AGREEMENT OF MERGER

PLAN AND AGREEMENT OF MERGER adopted by Flexemessaging.com, Inc., a business corporation organized under the laws of the State of Idaho, by resolution of its Board of Directors on September 25, 2001 and written consent of its sole shareholder, and adopted by Flexemessaging Acquisition Ltd., a business corporation organized under the laws of Bermuda, by resolution of its Board of Directors and its sole shareholder on September 25, 2001. The names of the corporations planning to merge are Flexemessaging.com, Inc, a business corporation organized under the laws of the State of Idaho ("Flexe"), and Flexemessaging Acquisition Ltd., a business corporation organized under the laws of Bermuda ("Flexe Acquisition"). Flexe and Flexe Acquisition have agreed to merge and/or amalgamate, as the case may be in each relevant jurisdiction, pursuant to the provisions of the Companies Act of 1981 of Bermuda (the "Bermuda Act") and the provisions of the Idaho Business Corporation Act of Idaho and continue as a Bermuda exempted company on the terms hereinafter set forth. The name of the surviving corporation into which Flexe plans to merge/amalgamate is "Flexemessaging Acquisition Ltd."

         1. Flexe and Flexe Acquisition shall, pursuant to the provisions of the Idaho Business Corporation Act and of the provisions of the laws of the jurisdiction of organization of Flexe Acquisition, specifically the Bermuda Act, be merged with and into and/or amalgamated into a single corporation, to wit, Flexe Acquisition, which shall be the surviving corporation at the effective time and date of merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of Flexe, which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease at the effective time and date of the merger in accordance with the provisions of the Idaho Business Corporation Act. Flexe and Flexe Acquisition hereby agree that the amalgamation under the Bermuda Act shall occur, and a certificate be issued by the Register of Companies in Bermuda, effective on or after October 18, 2001.

         2. The Memorandum of Association of Flexe Acquisition shall be the certificate of incorporation/Memorandum of Association of the surviving corporation upon the effective date of the merger and/or amalgamation, as the case may be, in the jurisdiction of its organization, Bermuda, and pursuant to the Bermuda Act. Said Memorandum of Association shall continue in full force and effect until amended or changed in the manner prescribed by the provisions of the laws of the jurisdiction of its organization, Bermuda, and in the name of the surviving corporation upon merger/amalgamation shall be "Flexemessaging Acquisition Ltd.".

         3. The Bye-laws of the surviving corporation shall be the bye-laws of the surviving corporation at the effective time and date of the merger/amalgamation under the Bermuda Act, and said Bye-laws shall continue in full force and effect until

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amended, altered or changed as provided therein and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization, Bermuda.

         4. The directors and officers of the surviving corporation shall be the directors and officers of the surviving corporation, Flexe Acquisition, at the effective time and date of the merger/amalgamation in the jurisdiction of its organization, all of whom shall hold office until their respective successors are elected or appointed and qualified or until their tenure is otherwise terminated in accordance with the Bye-Laws of the surviving corporation.



         5. Each of the issued and outstanding shares of common stock of the non-surviving corporation (there being no other shares of capital stock issued or outstanding) shall be cancelled without any repayment of capital in respect thereof when the merger/amalgamation becomes effective under the Bermuda Act. No shares of capital stock of Flexe Acquisition shall be issued or outstanding prior to the effective time of the merger/amalgamation and the authorized capital of Flexe Acquisition shall not be combined with the authorized capital of Flexe.

         6. The Plan and Agreement of Merger herein made and approved shall be submitted to the Shareholders of the non-surviving corporation, Flexe, or their approval or rejection in the manner prescribed by the provisions of the Idaho Business Corporation Act, and the amalgamation of the non-surviving corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation, Bermuda.

         7. In the event that the Plan and Agreement of Merger shall have been approved by the Shareholders entitled to vote of the non-surviving corporation, Flexe, in a manner prescribed by the provisions of the Idaho Business Corporation Act, and in the event that the merger and/or amalgamation, as the case may be in each jurisdiction, of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Idaho and of the laws of Bermuda, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger/amalgamation under the Bermuda Act.

         8. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger/amalgamation herein provided for.

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         IN WITNESS WHEREOF, each of the undersigned has caused this Plan and
Agreement of Merger to be executed by its authorized officer as of the 25th day of September, 2001.

                            FLEXEMESSAGING.COM, INC.


                                            By: /s/ Nick Bird
                                               ---------------------------------
                                               Name: Nick Bird
                                               Title: President

                                            FLEXEMESSAGING ACQUISITION LTD.


                                            By: /s/ Frank Favretto
                                               ---------------------------------
                                               Name: Frank Favretto
                                               Title:  Director